Sub-Item 77Q1(e):

Amendment dated April 26, 2016 to Investment Advisory Agreement dated September 8, 2015 between the Registrant and Clarkston Capital Partners, LLC on behalf of the Clarkston Select Fund and the Clarkston Founders Fund is hereby incorporated by reference to Exhibit 99.(D)(9) to Post-Effective Amendment No. 55 to the Registrant’s Registration Statement on Form N-1A filed on April 26, 2016, accession number: 0001398344-16-012307.